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                                                                   Exhibit 10.30


                                 AMENDMENT NO. 1

                  AMENDMENT NO. 1 dated as of January 17, 2002 in respect of the Credit Agreement dated as of September 19, 2000 (as amended, modified, supplemented and in effect from time to time, the "CREDIT AGREEMENT") among PATHMARK STORES, INC. (the "BORROWER"), the LENDERS party thereto (individually, a "LENDER" and collectively, the "LENDERS") and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Administrative Agent (the "ADMINISTRATIVE AGENT").

                  The Borrower has requested that the Administrative Agent consent to certain amendments to the Credit Agreement. The Administrative Agent, pursuant to authority granted by, and having obtained all necessary consents of, the Required Lenders (as defined in the Credit Agreement), has agreed to such amendments and, accordingly, the parties hereto hereby agree as follows:

                  Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2. AMENDMENTS. Subject to the conditions precedent set forth in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

                  2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be a reference to the Credit Agreement as amended hereby.

                  2.02. DEFINITIONS. Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (a) adding the following new definitions and inserting the same in the appropriate alphabetical locations to read in their entirety as follows:

                           "INITIAL SUBORDINATED INDEBTEDNESS" means the
                  Subordinated Indebtedness described in the Borrower's confidential offering memorandum to be dated January 2002.

                           "INDUSTRIAL REVENUE BONDS" means (i) the 10.875%
                  industrial revenue bonds due December 1, 2003 issued by Berks County International Development Authority in July 1982 in connection with the Pathmark Shillington Project and (ii) the 10.5% industrial revenue bonds due November 1, 2003 issued by the Delaware Economic Development Authority in March 1982 in connection with the Pathmark Lancaster Project, in an aggregate amount not to exceed $6,400,000.


                    AMENDMENT NO. 1 TO THE CREDIT AGREEMENT
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                           "SUBORDINATED INDEBTEDNESS" means Indebtedness
                  incurred in accordance with the provisions of Section 6.18.

                  (b) amending the definition of "CHANGE IN CONTROL" to read in its entirety as follows:

                           "CHANGE IN CONTROL" means (a) the acquisition of
                  ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the two largest shareholders of the Borrower on the Effective Date, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated or
                  (c) the occurrence of any change of control event as defined in any indenture in respect of Subordinated Indebtedness requiring the Borrower to prepay, redeem or repurchase (or make an offer to prepay, redeem or repurchase) any portion of such Subordinated Indebtedness.

                  (c) amending the definition of "NET PROCEEDS" to add a new paragraph at the end thereof to read in its entirety as follows:

                           "Notwithstanding the foregoing, "Net Proceeds"
                  realized in respect of the incurrence of Indebtedness permitted by Section 6.01(a)(xiii) shall be net of the amount of the Industrial Revenue Bonds concurrently being paid with the proceeds of such incurrence."

                  (d) amending clause (d) of the definition of "PREPAYMENT EVENT" to read in its entirety as follows:

                           "(d) the incurrence by the Borrower or any Subsidiary
                  of any Indebtedness, other than Indebtedness permitted by
                  Section 6.01(a), PROVIDED, HOWEVER that the incurrence of Indebtedness permitted by Section 6.01(a)(xiii) shall constitute a Prepayment Event for the purposes hereof; or"

                  2.03. INDEBTEDNESS. Section 6.01(a) of the Credit Agreement is hereby amended by (i) deleting the "and" at the end of clause (xii) thereof,
(ii) renumbering existing clause (xiii) as clause (xiv) and (iii) inserting a new clause (xiii) to read as follows:


                    AMENDMENT NO. 1 TO THE CREDIT AGREEMENT
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                                      -3-


                  "(xiii) the Borrower may become and remain liable with respect to Subordinated Indebtedness in an aggregate principal amount not to exceed $350,000,000 at any time outstanding; and"

                  2.04. CAPITAL EXPENDITURES. Section 6.14 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "The Borrower will not permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in any Fiscal Year to exceed the amount set forth below opposite such Fiscal Year:

                      Fiscal Year                Amount
                      -----------                ------
                           2002                $127,500,000
                           2003                $135,000,000
                           2004                $135,000,000
                           2005                $140,000,000
                           2006                $145,000,000
                           2007                $150,000,000

         The amount of permitted Capital Expenditures set forth above in respect of any Fiscal Year shall be increased by the lesser of (a) the amount of unused Capital Expenditures for the immediately preceding fiscal year (less an amount equal to any unused Capital Expenditures carried forward to such preceding fiscal year) and (b) $20,000,000, PROVIDED, however, that upon the receipt by the Borrower of the Net Proceeds of the issuance of at least $150,000,000 face amount of Subordinated Indebtedness (at a price not less than 2% below par), and the application of such Net Proceeds to the prepayment of Loans hereunder, each of the amounts specified in the chart above for each fiscal year ending after the date of the issuance of such Subordinated Indebtedness shall be increased by $30,000,000."

                  2.05. SUBORDINATED INDEBTEDNESS. A new Section 6.18 is hereby added at the end of Article VI to read as follows:

                  "SECTION 6.18. SUBORDINATED INDEBTEDNESS. The Borrower may after the date hereof incur unsecured Subordinated Indebtedness subject to the following conditions:

                           (a) such Indebtedness shall be subordinated to the
                  obligations of the Borrower to pay principal of and interest on the Loans, the reimbursement obligation in respect of any LC Disbursement and all other amounts payable hereunder and such subordination of the Initial Subordinated Indebtedness only, shall be in form and substance reasonably satisfactory to the Administrative Agent (the subordination provisions of any subsequent Subordinated Indebtedness shall be substantially similar to those of the Initial Subordinated Indebtedness);

                           (b) such Indebtedness shall be an obligation of the
                  Borrower only, except that any Subsidiary Loan Party may Guarantee any such Indebtedness, so long as such Guarantee is subordinated to the obligations of such Subsidiary Loan Party


                    AMENDMENT NO. 1 TO THE CREDIT AGREEMENT
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                                      -4-


                  under the Guarantee Agreement and the Security Documents and such subordination of the Guarantee of the Initial Subordinated Indebtedness only, shall be in form and substance reasonably satisfactory to the Administrative Agent (the subordination provisions of the Guarantee of any subsequent Subordinated Indebtedness shall be substantially similar to those of the Guarantee of the Initial Subordinated Indebtedness);

                           (c) to the extent required pursuant to Section
                  2.11(b), the Net Proceeds of such Indebtedness shall be applied to prepay Loans in the manner provided in Section 2.11(e);

                           (d) the terms of such Indebtedness shall not provide
                  for scheduled amortization of any portion of the principal thereof prior to the date six months after the final maturity of the Loans hereunder, it being understood that asset sale offers and change of control offers are not deemed scheduled amortization;

                           (e) financial and other covenants, events of default
                  and mandatory prepayments applicable to such Indebtedness shall be on terms that are at the time customary in the market for subordinated debt being incurred by borrowers, and in transactions, comparable to the Borrower and the proposed debt issuance;

                           (f) the terms and conditions of such Indebtedness
                  shall not contain any provision permitting the maturity of such Indebtedness to be accelerated upon the occurrence of a Default or Event of Default hereunder (but may contain a provision permitting acceleration of such Indebtedness upon the acceleration of the Loans hereunder or upon the failure of the Borrower to make a principal payment at final maturity of the Loans hereunder);

                           (g) the terms and conditions of such Indebtedness
                  shall contain financial covenants which are no more restrictive to the Loan Parties than the covenants in this Agreement and other covenants which, when taken as a whole, are no more restrictive to the Loan Parties than the covenants in this Agreement;

                           (h) at the time of issuance of such Indebtedness, and
                  after giving effect thereto, the Borrower shall be in compliance with Sections 6.15 through 6.17 (the determination of such compliance to be calculated under the assumption that such Indebtedness was issued, at the beginning of the respective period and that any other Indebtedness to be retired with the proceeds thereof was in fact retired on such date of issuance), and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer to such effect setting forth in reasonable detail the computations necessary to determine such compliance; and

                           (i) at the time of such issuance, and after giving
                  effect thereto, no Default or Event of Default shall have occurred and be continuing hereunder and the


                    AMENDMENT NO. 1 TO THE CREDIT AGREEMENT
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                  Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer to such effect.

         Following any such issuance of Subordinated Indebtedness, neither the Borrower nor any of its Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except that the Borrower may make payments on the regularly-scheduled payment dates with respect to the principal of and interest on the Subordinated Indebtedness (as originally in effect). The Borrower will not designate any Indebtedness as "Designated Senior Indebtedness" (or equivalent term) under any indenture in respect of Subordinated Indebtedness other than the Indebtedness hereunder. Neither the Borrower nor any of its Subsidiaries will consent to any modification, supplement or waiver of any of the provisions of any Subordinated Indebtedness following its issuance if any such modification, supplement or waiver would render such Subordinated Indebtedness no longer compliant with the provisions of this Section 6.18 without the prior written consent of the Required Lenders."

                  Section 3. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders that:

                  (a) on the date hereof, and after giving effect to this Amendment No. 1, no Default is in existence and continuing; and

                  (b) the representations and warranties set forth in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

                  Section 4. CONDITIONS. The amendments to the Credit Agreement set forth in Section 2 hereof shall become effective, as of the date hereof, upon (i) the execution of this Amendment No. 1 by the Borrower and the Administrative Agent and (ii) the payment to each Lender that authorizes the Administrative Agent to execute this Amendment No. 1 not later than 5 p.m. New York time on January 17, 2002, of an amendment fee in an amount equal to 1/20 of 1% of the sum of (x) the Revolving Commitment of such Lender on such date PLUS
(y) the aggregate outstanding principal amount of the Term Loans of such Lender on such date.

                  Section 5. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in counterparts which, taken together, shall constitute a single document and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. Terms defined in the Credit Agreement are used herein as defined therein. This Amendment No. 1 shall be governed by and construed in accordance with the law of the State of New York.


                    AMENDMENT NO. 1 TO THE CREDIT AGREEMENT
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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 1 to be duly executed as of the date and year first above written.

                                  PATHMARK STORES, INC.


                                  By /s/ Marc Strassler
                                    ------------------------------------------
                                    Name:  Marc Strassler
                                    Title: Senior Vice President, Secretary and
                                              General Counsel


                                  JPMORGAN CHASE BANK (formerly known
                                    as The Chase Manhattan Bank),
                                    as Administrative Agent


                                  By /s/ Teri Streusand
                                    ------------------------------------------
                                    Name:  Teri Streusand
                                    Title: Vice President







                    AMENDMENT NO. 1 TO THE CREDIT AGREEMENT
                    ---------------------------------------